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EXHIBIT 3.2

RESTATED

BYLAWS

OF

PAYPAL, INC.

i

5.6	CHAIRMAN OF THE BOARD	10
5.7	PRESIDENT	10
5.8	VICE PRESIDENT	10
5.9	SECRETARY	11
5.10	CHIEF FINANCIAL OFFICER	11
5.11	ASSISTANT SECRETARY	11
5.12	AUTHORITY AND DUTIES OF OFFICERS	11
ARTICLE VI. INDEMNITY		12
6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	12
6.2	INDEMNIFICATION OF OTHERS	12
6.3	PAYMENT OF EXPENSES IN ADVANCE	12
6.4	INDEMNITY NOT EXCLUSIVE	12
6.5	INSURANCE	12
6.6	CONFLICTS	13
ARTICLE VII. RECORDS AND REPORTS		13
7.1	MAINTENANCE AND INSPECTION OF RECORDS	13
7.2	INSPECTION BY DIRECTORS	13
7.3	ANNUAL STATEMENT TO STOCKHOLDERS	14
7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	14
ARTICLE VIII. GENERAL MATTERS		14
8.1	CHECKS	14
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	14
8.3	STOCK CERTIFICATES	14
8.4	SPECIAL DESIGNATION ON CERTIFICATES	15
8.5	LOST CERTIFICATES	15
8.6	CONSTRUCTION; DEFINITIONS	15
8.7	DIVIDENDS	15
8.8	FISCAL YEAR	15
8.9	SEAL	15
8.10	TRANSFER OF STOCK	16
8.11	STOCK TRANSFER AGREEMENTS	16
8.12	REGISTERED STOCKHOLDERS	16
ARTICLE IX. AMENDMENTS		16

ii

RESTATED BYLAWS

OF

PAYPAL, INC.

ARTICLE I.

CORPORATE OFFICES

    1.1  REGISTERED OFFICE

    The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is Corporation Service Company.

    1.2  OTHER OFFICES

    The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

    2.1  PLACE OF MEETINGS

    Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

    2.2  ANNUAL MEETING

    The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

    2.3  SPECIAL MEETING

    A special meeting of the stockholders may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders.

    2.4  NOTICE OF STOCKHOLDERS' MEETINGS

    All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

    2.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES

    Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation.

    To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholders to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder.

    At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

    2.6  ADVANCE NOTICE OF STOCKHOLDER BUSINESS

    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.6, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6.

    Business to be brought before an annual meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation, which are owned by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (v) any other information that is required by law to be provided by the stockholder in his or her capacity as a proponent of a stockholder proposal.

    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

    2.7  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

    Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    2.8  QUORUM

    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

    2.9  ADJOURNED MEETING; NOTICE

    When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    2.10  CONDUCT OF BUSINESS

    The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

    2.11  VOTING

    The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

    Except as provided in the last paragraph of this Section 2.11, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

        2.12    WAIVER OF NOTICE

        Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

        2.13    NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of the corporation, with prior notice and with a vote, and may not be taken by a consent in writing.

        2.14    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

        If the board of directors does not so fix a record date:

          (i)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        2.15    PROXIES

        Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the secretary of the corporation, or (ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission in accordance with the provisions of Section 2.12(c)(2) of the General Corporation Law of Delaware, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

ARTICLE III.

DIRECTORS

        3.1    POWERS

        Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by-or under the direction of the board of directors.

        3.2    NUMBER OF DIRECTORS

        The authorized number of directors shall be eight (8) until changed by a proper amendment to this Section 3.2.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

        The board of directors shall be divided into three classes, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. The term of office of the first class shall expire at the first annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2003, the term of office of the second class shall expire at the second annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2003 and the term of office of the third class shall expire at the third annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2003. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

        Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        Elections of directors need not be by written ballot. There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

        3.4    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

        The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

        Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        3.5    REGULAR MEETINGS

        Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        3.6    SPECIAL MEETINGS; NOTICE

        Special meetings of the board for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

        3.7    QUORUM

        At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        3.8    WAIVER OF NOTICE

        Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

        3.9    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

        3.10    FEES AND COMPENSATION OF DIRECTORS

        Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        3.11    REMOVAL OF DIRECTORS

        Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, only with cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

        3.12    APPROVAL OF LOANS TO OFFICERS

        The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 3.12 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE IV.

COMMITTEES

        4.1    COMMITTEES OF DIRECTORS

        The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these Bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend these Bylaws; and, unless the board resolution establishing the committee, these Bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

        4.2    COMMITTEE MINUTES

        Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        4.3    MEETINGS AND ACTION OF COMMITTEES

        Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.4 (Place of Meetings; Meetings by Telephone), Section 3.5 (Regular Meetings), Section 3.6 (Special Meetings; Notice), Section 3.7 (Quorum), Section 3.8 (Waiver of Notice) and Section 3.9 (Board Action by Written Consent Without a Meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V.

OFFICERS

        5.1    OFFICERS

        The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

    5.2  APPOINTMENT OF OFFICERS

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

    5.3  SUBORDINATE OFFICERS

    The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

    5.4  REMOVAL AND RESIGNATION OF OFFICERS

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

    Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

    5.5  VACANCIES IN OFFICES

    Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

    5.6  CHAIRMAN OF THE BOARD

    The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

    5.7  PRESIDENT

    Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

    5.8  VICE PRESIDENT

    In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the president or the chairman of the board.

    5.9  SECRETARY

    The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

    The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

    The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

    5.10  CHIEF FINANCIAL OFFICER

    The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

    5.11  ASSISTANT SECRETARY

    The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

    5.12  AUTHORITY AND DUTIES OF OFFICERS

    In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI.

INDEMNITY

    6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    6.2  INDEMNIFICATION OF OTHERS

    The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    6.3  PAYMENT OF EXPENSES IN ADVANCE

    Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

    6.4  INDEMNITY NOT EXCLUSIVE

    The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that additional rights to indemnification are authorized in the certificate of incorporation.

    6.5  INSURANCE

    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

    6.6  CONFLICTS

    No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

      (i)  that it would be inconsistent with a provision of the certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limited indemnification; or

      (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII.

RECORDS AND REPORTS

    7.1  MAINTENANCE AND INSPECTION OF RECORDS

    The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares, held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

    The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    7.2  INSPECTION BY DIRECTORS

    Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

    7.3  ANNUAL STATEMENT TO STOCKHOLDERS

    The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

    7.4  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

    The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII.

GENERAL MATTERS

    8.1  CHECKS

    From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

    8.2  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

    The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    8.3  STOCK CERTIFICATES

    The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    8.4  SPECIAL DESIGNATION ON CERTIFICATES

    If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    8.5  LOST CERTIFICATES

    Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

    8.6  CONSTRUCTION; DEFINITIONS

    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

    8.7  DIVIDENDS

    The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

    The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

    8.8  FISCAL YEAR

    The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

    8.9  SEAL

    The seal of the corporation shall be such as from time to time may be approved by the board of directors.

    8.10  TRANSFER OF STOCK

    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

    8.11  STOCK TRANSFER AGREEMENTS

    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

    8.12  REGISTERED STOCKHOLDERS

    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX.

AMENDMENTS

    The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

*  *  *

    The foregoing Restated Bylaws have been duly adopted (a) by this corporation's board of directors at a meeting duly held on November 13, 2001 and (b) by this corporation's stockholders pursuant to written consents effective as of December 11, 2001.

    Executed at Palo Alto, California on January    , 2002.

		Name:	Peter A. Thiel
		Title:	Chief Executive Officer and President
Attest:

Name:	John D. Muller
Title:	General Counsel and Secretary

QuickLinks

  EXHIBIT 3.2
RESTATED BYLAWS OF PAYPAL, INC.
TABLE OF CONTENTS
RESTATED BYLAWS OF PAYPAL, INC. ARTICLE I. CORPORATE OFFICES
ARTICLE II. MEETINGS OF STOCKHOLDERS
ARTICLE III. DIRECTORS
ARTICLE IV. COMMITTEES
ARTICLE V. OFFICERS
ARTICLE VI. INDEMNITY
ARTICLE VII. RECORDS AND REPORTS
ARTICLE VIII. GENERAL MATTERS
ARTICLE IX. AMENDMENTS